Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-282017, 333-282556, 333-282932, and 333-284873) of Silexion Therapeutics Corp of our report dated March 18, 2025, which appears in this Annual Report on Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 18, 2025	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited